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                              Randy Simpson CPA PC
                           11775 South Nicklaus Road
                               Sandy, Utah 84092


Exhibit 16.1

march 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Why USA Financial Group, Inc.
Commission File No. 000-30601

Ladies and Gentlemen:

We have read the statements made by Why USA Financial Group, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 24, 2004. We agree with the statements concerning our Firm in such Form 8-K.


Signed by,


/s/ Randy Simpson

Randy Simpson CPA PC